UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Image Sensing Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Image Sensing Systems, Inc. 500 Spruce Tree Centre 1600 University Avenue West St. Paul, Minnesota 55104 (651) 603-7700

April 30, 2013

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Image Sensing Systems, Inc. to be held at Image Sensing Systems, Inc., 500 Spruce Tree Centre, 1600 University Ave. W., St. Paul, Minnesota, on Thursday, May 30, 2013 at 9:00 a.m. Central Time.

At the meeting you will be asked to vote for the election of our Board of Directors, to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for 2013, to vote for an advisory proposal on executive compensation (the “say-on-pay” vote), and to vote for an advisory proposal for the frequency of the say-on-pay vote. I encourage you to vote for each of the director nominees, for ratification of the appointment of Grant Thornton LLP, for the advisory proposal on executive compensation, and for the Board’s recommended frequency of the say-on-pay vote.

Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope. Changes in regulations effective in 2010 eliminated the ability of your bank or broker to vote your uninstructed shares on certain matters, including the election of directors, so it is important that you vote and return your proxy.

Very truly yours,

Image Sensing Systems, Inc.

James W. Bracke

Chairman

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Image Sensing Systems, Inc.

500 Spruce Tree Centre
1600 University Avenue West
St. Paul, Minnesota 55104

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 30, 2013

TO THE SHAREHOLDERS OF IMAGE SENSING SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Image Sensing Systems, Inc. will be held at 9:00 a.m. Central Time on Friday, May 30, 2013, at Image Sensing Systems, Inc., 500 Spruce Tree Centre, 1600 University Ave. W., St. Paul, Minnesota, for the following purposes:

1.	To elect four directors to serve on our Board of Directors.
2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2013 fiscal year.
3.	To conduct an advisory vote on the compensation of our named executive officers.
4.	To conduct an advisory vote on how frequently shareholders should vote on the compensation of our named executive officers.
5.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on April 1, 2013 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

We encourage you to take part in the affairs of our company either in person or by executing and returning the enclosed proxy card as promptly as possible. To ensure that your shares are represented, we request that you sign and return your proxy card whether or not you plan to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Gregory R. L. Smith

Chief Financial Officer, Treasurer and Secretary

Dated: April 30, 2013

We urge you to mark, sign and date the enclosed proxy and promptly mail it in the enclosed envelope, which requires no postage if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 30, 2013

This notice, the accompanying proxy statement and the Image Sensing Systems, Inc. 2012 Annual Report to Shareholders, which includes the Image Sensing Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 2012, are available at http://www.imagesensingsystems.com.

(This page has been left intentionally blank.)

PROXY STATEMENT

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PROXY STATEMENT

2013 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 30, 2013

The Board of Directors of Image Sensing Systems, Inc. (the “Company”) is soliciting proxies for use at our annual meeting of shareholders to be held on May 30, 2013, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about April 30, 2013.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters described in the Notice of Annual Meeting of Shareholders. These consist of the election of directors, the ratification of the appointment of our independent registered public accounting firm, the advisory vote on the compensation of our named executive officers (the “say-on-pay” vote), and the advisory vote on the frequency of the say-on-pay vote. For the first time this year, we are required to submit the advisory say-on-pay vote and the advisory vote on the frequency of the say-on-pay vote to our shareholders. Also, management will report on our performance during the last fiscal year and respond to questions from shareholders.

Who is entitled to vote at the meeting?

The Board of Directors has set April 1, 2013 as the record date for the annual meeting. If you were a shareholder of record at the close of business on April 1, 2013, you are entitled to notice of and to vote at the annual meeting.

As of the record date, 4,970,162 shares of common stock, par value $.01 per share, were issued and outstanding and, therefore, eligible to vote at the annual meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 4,970,162 votes are entitled to be cast at the meeting. There is no cumulative voting for directors.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	you are present and vote them in person at the meeting; or
•	you have properly submitted a proxy by mail.

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting by completing, signing and mailing the enclosed proxy card. If you properly execute, duly return and do not revoke your proxy, it will be voted in the manner you specify.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

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What vote is required for the election of directors or for a proposal to be approved?

In accordance with Minnesota law, if a quorum is present, the nominees for election as directors will be elected by a plurality of the votes cast at the annual meeting. This means that because shareholders will be electing four directors, the four nominees receiving the highest number of votes will be elected. The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required to approve Proposals 2 and 3 (provided that a quorum is present at the meeting). With respect to Proposal 4, of the four voting alternatives (describe below), the alternative that receives the affirmative vote of a plurality of the voting power present at the annual meeting and entitled to vote on this item of business will be the alternative adopted by the shareholders.

How are votes counted?

You may either vote “FOR” or “WITHHOLD AUTHORITY” to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposals 2 and 3. On Proposal 4, you may vote to hold the say-on-pay advisory vote every one, two or three years or abstain from voting on this matter.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you withhold authority to vote for one or more of the directors, this has no effect on the election of those directors. If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal.

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be represented at the meeting for purposes of calculating the vote with respect to such matter or matters. This effectively reduces the number of shares needed to approve such matter or matters.

What is the difference between a “shareholder of record” and a shareholder who holds stock in “street name”?

If you hold our shares directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, you are a “shareholder of record” (also known as a “registered shareholder”). The Notice of Annual Meeting, Proxy Statement, 2012 Annual Report to Shareholders, and proxy card have been sent directly to you by us or our representative.

If you own your shares indirectly through a broker, bank, or other financial institution, your shares are said to be held in “street name.” Technically, the bank or broker is the shareholder of record with respect to those shares. In this case, the Notice of Annual Meeting, Proxy Statement, Annual Report to Shareholders, and a voting instruction form have been forwarded to you by your broker, bank or other financial institution or its designated representative. Through this process, your bank or broker collects the voting instructions from all of their respective customers who hold our shares and then submits those votes to us.

Because of a change in the rules of The NASDAQ Stock Market (NASDAQ) effective in 2010, your broker will NOT be able to vote your shares with respect to the election of directors unless you provide voting instructions to it. We strongly encourage you to return your voting instruction form and exercise your right to vote.

What is a broker non-vote?

A broker non-vote occurs when a broker’s or bank’s customer does not provide the broker or bank with voting instructions on “non-routine” matters for shares owned by the customer (sometimes referred to as the “beneficial owner”) but held in the name of the broker or bank. For such matters, the broker or bank cannot vote on behalf of

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the beneficial owner and reports the number of such shares as “non-votes.” By contrast, if a proposal is considered “routine,” the broker or bank, in its discretion, may vote any shares as to which it has not received specific instructions from its customer. Each bank or broker has its own policies that control whether or not it casts votes for routine matters.

Whether the proposal is non-routine or routine is governed by NASDAQ rules. The election of directors (Proposal 1), the advisory vote on the compensation of our named executive officers (Proposal 3), and the advisory vote on how frequently shareholders should vote on the compensation of our named executive officers (Proposal 4) are considered non-routine by NASDAQ; the ratification of our independent registered public accounting firm (Proposal 2) is considered routine.

What is the effect of not casting my vote?

Changes in NASDAQ regulations in 2010 eliminated the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors (Proposal 1), the advisory vote on the compensation of our named executive officers (Proposal 3), or the advisory vote on how frequently shareholders should vote on the compensation of our named executive officers (Proposal 4), no votes will be cast on your behalf. Before 2010, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as it felt appropriate.

Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2). If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any proposals at the annual meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

•	FOR all of the nominees for director;
•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2013 fiscal year;
•	FOR the adoption of the resolution approving the compensation of our named executive officers on an advisory basis; and
•	FOR the option of having the say-on-pay vote once every year.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares:

•	FOR all of the nominees for director;
•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2013 fiscal year;
•	FOR the adoption of the resolution approving the compensation of our named executive officers on an advisory basis;
•	FOR the option of having the say-on-pay vote once every year; and
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•	in the discretion of the persons named in the proxy on any other proposals that properly come before the meeting and as to which we did not receive notice before March 2, 2013.

Can I change my vote after submitting my proxy or voting instructions?

Yes. You may revoke your proxy at any time before the proxy vote is cast at the annual meeting in any of the following ways:

•	by giving written notice of revocation to Gregory R. L. Smith, our Chief Financial Officer and Corporate Secretary;
•	by submitting a later-dated proxy; or
•	by voting in person at the meeting.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation.

We are soliciting proxies primarily by mail. In addition, some of our officers, directors and regular employees may solicit the return of proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for these services.

How can I communicate with the Board of Directors?

Shareholders may communicate with our Board of Directors by sending a letter addressed to the Board of Directors or specified individual directors to:

The Office of the Corporate Secretary

Image Sensing Systems, Inc.

500 Spruce Tree Centre

1600 University Avenue West

St. Paul, MN 55104

Our Corporate Secretary will deliver such letters to a director that can address the matter, or to a specified director if so addressed.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2013 by (1) each person or entity known by us to own beneficially more than five percent of our common stock; (2) each director and nominee for election as a director of Image Sensing Systems, Inc.; (3) each of our executive officers named in the Summary Compensation Table below; and (4) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting power and investment power with respect to our securities. Shares of our common stock issuable pursuant to stock options and convertible securities that are exercisable or convertible as of or within 60 days after April 1, 2013 are deemed outstanding for computing the beneficial ownership percentage of the person or member of a group holding the options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The address of each director and executive officer named below is the same as that of Image Sensing Systems, Inc.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding(1)
Five Percent Shareholders
Austin W. Marxe and David M. Greenhouse 527 Madison Avenue, Suite 2600 New York, NY 10022	1,109,646	(2)	22.4%

Rutabaga Capital Management 64 Broad Street Boston, MA 02109	512,640	(3)	10.3%

Nicusa Capital Partners L.P. 17 State Street, Suite 1650 New York, NY 10004	470,660	(4)	9.5%

Mackenzie Financial Corp. 180 Queen Street West Toronto, Ontario M5V 3K1 Canada	415,800	(5)	8.4%

FMR LLC 82 Devonshire Street Boston, MA 02109	365,685	(6)	7.4%

Executive Officers and Directors
Kris B. Tufto	7,800	(7)	*
Gregory R. L. Smith	52,000	(7)	1.0%
James W. Bracke	33,132	(7)	*
Panos G. Michalopoulos	343,479	(7)(8)	6.9%
Dale E. Parker	1,181	(7)	*
All directors and executive officers as a group (5 persons)	437,592	(7)(8)	8.8%

_________________

* Less than one percent.

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(1)	Based on 4,970,162 shares outstanding as of April 1, 2013.
(2)	We have relied upon the information supplied by Austin W. Marxe and David M. Greenhouse in a Form 4 filed with the Securities and Exchange Commission (“SEC”) on May 17, 2012. The reported shares are held in discretionary accounts over which Messrs. Marxe and Greenhouse share voting and investment power.
(3)	We have relied upon the information supplied by Rutabaga Capital Management in a Schedule 13G/A it filed with the SEC on February 15, 2013.
(4)	We have relied upon the information supplied by Nicusa Capital Partners L.P. in a Schedule 13G/A it filed with the SEC on February 23, 2012.
(5)	We have relied upon the information supplied by Mackenzie Financial Corp. in a Schedule 13G it filed with the SEC on February 11, 2013.
(6)	We have relied upon the information supplied by FMR LLC in a Schedule 13G it filed with the SEC on February 14, 2012.
(7)	Includes shares issuable pursuant to options exercisable as of or within 60 days after April 1, 2013: for Mr. Tufto, 6,000 shares; for Mr. Smith, 46,000 shares; for Mr. Bracke, 30,000 shares; for Mr. Parker, 0 shares; for Dr. Michalopoulos, 12,000 shares; and for all directors and executive officers as a group, 94,000 shares.
(8)	Includes 331,479 shares held by Transatlantic Emporium & Technology Exchange LLC, a company controlled by Dr. Michalopoulos. Dr. Michalopoulos is not standing for re-election at the annual meeting of shareholders to be held on May 30, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission. Executive officers, directors and beneficial owners of more than 10% of our common stock are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to us and written representations from the executive officers and directors, we believe that all of our executive officers, directors and beneficial owners of more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them for fiscal 2012.

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PROPOSAL 1 - ELECTION OF DIRECTORS

The business and affairs of Image Sensing Systems, Inc. are managed under the direction of our Board of Directors, which presently is comprised of five members. Dr. Panos G. Michalopoulos currently serves on our Board but is not standing for re-election at the 2013 annual meeting of shareholders. Each of our directors is elected until the next annual meeting of shareholders and until the director’s successor has been elected and qualifies to serve as a director or until the director’s earlier removal, death or resignation. All of the nominees presently are members of the Board of Directors.

The Board of Directors recommends that you vote FOR election of the four nominated directors. Proxies will be voted FOR the election of the four nominees unless otherwise specified.

If for any reason any nominee shall be unavailable for election to the Board of Directors, the named proxies will vote for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

The nominees for election to our Board of Directors provided the following information about themselves as of April 30, 2013.

James W. Bracke, age 65, has been a director since 2009. Mr. Bracke was named Chairman of the Board in September 2011. He is also chair of the Compensation and Stock Option Committee and a member of the Audit Committee and Nominating and Corporate Governance Committee. Mr. Bracke has been the Managing Director of National Green Gas LLC, a medical waste-to-energy company, since January 2009. He has been the President of Boulder Creek Consulting, LLC, a business and technology consulting firm, since 2004. Mr. Bracke is also a director of HickoryTech Corporation, a publicly-held company.

Mr. Bracke is qualified to serve on our Board due to his management, technical and public company experiences, most significantly his 20 years as President and Chief Executive Officer of Lifecore Biomedical, Inc., a publicly-held medical device manufacturer, from 1983 to 2004.

Thomas G. Hudson, age 67, has been a Director since April 2013. Since April 2011, Mr. Hudson has been Chief Executive Officer and a director of Municipal Parking Services, Inc. (MPS), a development-stage company that provides parking solutions to cities and municipalities. From May 2008 until October 2010, he served as Chairman and Chief Executive Officer of Muve, Inc., which produced and marketed a clip-on device for weight loss that was based on intellectual property licensed from Mayo Clinic, including software (SaaS) technology. Mr. Hudson has also been Chief Executive Officer of Global Capacity Group, Inc. and Computer Network Technology Corporation, or CNT. Since October 2007, he has served as a board member of XRS Corporation. Earlier in his career, he served for over 25 years in a number of management positions at IBM Corporation, including General Manger/Vice President of services, product development, and sales and marketing. Mr. Hudson previously served on the boards of directors of 20/20 Technologies, Inc., CNT, McData Corp., Lawson Software, Inc. and Plato Software, Inc. when they were publicly-held companies, and several private companies.

Mr. Hudson is qualified to serve on our Board due to his management, technical and public company experiences working in senior executive positions for both public and private companies in a variety of industries.

Dale E. Parker, age 62, has been a director since August 2012. Mr. Parker has also been a director of HickoryTech Corporation, a publicly-held company, since 2006 and has served as Chair of HickoryTech Corporation’s Board of Directors since January 2011. From 2011 to 2012 he served as interim Chief Financial Officer (CFO) for Ener1, Inc., an energy storage technology company that develops lithium-ion-powered storage solutions for application in

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the electric utility, transportation and industrial electronics markets. Mr. Parker worked as CFO of Neenah Enterprises, Inc., an independent foundry, in 2010. From 2009 to 2010, Mr. Parker was the Vice President of Finance for Paper Works, a producer of coated recycled paper board. Mr. Parker was CFO at Forest Resources, LLC, a company focused on paper product production and conversion, from 2007 to October 2008. Mr. Parker is a Certified Public Accountant. Mr. Parker is chair of the Audit Committee and a member of the Compensation and Stock Option Committee and the Nominating and Corporate Governance Committee.

Mr. Parker is qualified to serve on our Board due to his extensive experience working in senior executive positions for both public and private companies in a variety of industries and his expertise with financial statement preparation and SEC reporting.

Kris Tufto, age 54, was appointed as President and as Chief Executive Officer in October 2012 and as interim President and Chief Executive Officer in August 2012 and has been a director since September 2011. Mr. Tufto is also a director of Sajan, Inc., a publicly-held company. From February 2010 to March 2012, he was the Chief Revenue Officer of Code 42 Software, Inc., a provider of computer backup solutions. From May 2008 to January 2010, he was President and Chief Executive Officer of MarketingBridge, LLC, a company providing internet connectivity. From April 2005 until April 2008, he served as an executive with or consultant to several early-stage technology companies. Mr. Tufto was President and Chief Executive Officer of Jasc Software, Inc., a provider of digital imaging software based in Eden Prairie, Minnesota, from March 1998 through March 2005.

Mr. Tufto is qualified to serve on our Board due to his experience in senior executive management and in operational, sales and technology positions with the companies identified above.

In addition to Mr. Tufto, the other executive officer of Image Sensing Systems, Inc. and biographical information is as follows:

Gregory R. L. Smith, age 46, was appointed as Chief Financial Officer, Treasurer and Secretary in January 2007. Mr. Smith has prior experience as a Chief Financial Officer of MQSoftware, Inc., as a vice president of Digital River, Inc., a publicly-held e-commerce outsourcing provider, and as a certified public accountant with Ernst & Young LLP.

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CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to exemplary corporate governance. In 2004, we adopted a Code of Ethics and Business Conduct. This Code is a statement of our high standards for ethical behavior and legal compliance, and it governs the manner in which we conduct our business. A copy of our Code of Ethics and Business Conduct can be found on our website at www.imagesensing.com by clicking on “Investor Relations” and then on “Corporate Code of Ethics and Business Conduct.”

Board Composition and Meetings

Our Board of Directors has determined that four of our five current directors and three of our four nominees are independent directors as defined under the applicable rules of the SEC and NASDAQ. The four independent directors of our current Board are James W. Bracke, Dale E. Parker, Panos G. Michalopoulos and Thomas G. Hudson. Each of the Committees of the Board is composed of only independent directors. In making the independence determinations, we reviewed all of our directors’ relationships with us based primarily on a review of the responses of the directors to questions regarding employment, business, familial, compensation and other relationships with us and our management.

We believe our Board of Directors, taken as a whole, possesses an appropriate combination of skills and experiences. The majority of our Board members have experience in operating and advising high-growth technology-based businesses. Individually, our directors have varied experiences in small and large publicly-held companies, in the operational areas of engineering, sales, marketing and finance and in academic and applied settings within the traffic industry.

The Board of Directors held seven meetings during 2012 in addition to Board Committee meetings. Each director who was a director during 2012 attended at least 80% of the total meetings of the Board and Board Committees on which the director served during 2012.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board of Directors. The Company believes that such a separation benefits the Company by enhancing the opportunities for checks and balances between the Company’s strategies and its objectives and ensuring that a wider selection of alternative measures are considered. Our current Chairman, James W. Bracke, has served in that role since September 2011. Our previous Chairman James Murdakes, served in that role from June 2007 to September 2011.

Risk Oversight

The Board of Directors, in conjunction with management, has identified and prioritized various enterprise risks, and each prioritized risk is assigned to a Board Committee or the full Board for oversight. For example, financial risks are overseen by the Audit Committee; compensation risks are overseen by the Compensation and Stock Option Committee; Chief Executive Officer succession planning is overseen by the Governance and Nominating Committee; and strategic, legal and compliance risks are typically overseen by the full Board. Management regularly reports on each such risk to the relevant Committee or the Board, and material risks identified by a relevant Committee are then presented to the full Board. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or Committee. Coordination of management’s review of risks is performed by the Chief Financial Officer, who reports to the Chief Executive Officer.

Board Committees

Our Board of Directors conducts its business through meetings of the Board and the following three Committees: Audit Committee, Compensation and Stock Option Committee, and Nominating and Corporate Governance Committee. Each of these Committees has adopted and operates under a written charter. Copies of the charters are posted on our website at www.imagesensingsytems.com. The current membership of the Committees is described below.

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Audit Committee(1)	Compensation and Stock Option Committee(2)	Nominating and Corporate Governance Committee
Dale E. Parker (Chair)	James W. Bracke (Chair)	Panos G. Michalopoulos (Chair) (3)
James W. Bracke	Dale E. Parker	James W. Bracke
Panos G. Michalopoulos(3)	Panos G. Michalopoulos(3)	Dale E. Parker

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(1)	Mr. Bracke was chair of the Audit Committee from April 2012 until Mr. Parker was appointed as Chair of the Audit Committee on August 10, 2012. Mr. Tufto was a member of the Audit Committee from September 2011 until August 10, 2012, when he was appointed as interim President and Chief Executive Officer of the Company, at which time he stepped down from the Audit Committee.
(2)	Mr. Bracke was appointed Chair of the Compensation and Stock Option Committee on August 10, 2012. Mr. Tufto was Chair of the Compensation and Stock Option Committee from April 2012 until August 10, 2012, when he was appointed as interim President and Chief Executive Officer of the Company, at which time he stepped down from the Compensation and Stock Option Committee. Mr. Parker was appointed to the Compensation and Stock Option Committee on August 10, 2012.
(3)	Mr. Michalopoulos has chosen not to stand for re-election to the Board at the Company’s 2013 annual meeting of shareholders.

Audit Committee

The Audit Committee is responsible for the selection and compensation of the independent registered public accounting firm, and it reviews with the independent registered public accounting firm the scope of the annual audit, matters of internal control and procedure and the adequacy thereof, the audit results and reports and other general matters relating to our accounts, records, controls and financial reporting. The current members of the Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board of Directors has identified James W. Bracke, Dale E. Parker and Panos G. Michalopoulos to be audit committee financial experts as defined in the applicable rules of the SEC. Each current member of our Audit Committee possesses the financial qualifications required of audit committee members set forth in the rules and regulations of NASDAQ and under the Securities Exchange Act of 1934. During 2012, the Audit Committee held eight meetings.

In January 2013, the Audit Committee established the Special Subcommittee of the Audit Committee to oversee the Company’s internal investigation into alleged violations of Polish law related to tenders in the City of Łodź, Poland, as described in our Annual Report on Form 10-K for 2012. The Special Subcommittee is composed of members of the Audit Committee.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee reviews and recommends to the Board of Directors the compensation guidelines and stock option grants for executive officers and other key personnel. During 2012, the Compensation and Stock Option Committee held three meetings. The Committee’s primary responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer and Chief Financial Officer, evaluating their performances in light of those goals and objectives, and subsequently determining their incentive compensation levels based on this evaluation and other factors deemed relevant and appropriate by the Committee;
•	annually reviewing and determining for our Chief Executive Officer and Chief Financial Officer their annual base salary levels, their annual incentive opportunity levels, employment agreements, severance arrangements and change of control agreements/provisions, and special or supplemental benefits, if any; and
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•	reviewing and making recommendations to the Board of Directors with respect to compensation programs and policies, including incentive compensation plans and equity-based plans.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee recommends director nominees to the Board and recommends policy guidelines on corporate governance issues. During 2012, the Nominating and Corporate Governance Committee held five meetings.

Compensation Committee Interlocks and Insider Participation

No executive officer serves as a member of the board of directors or compensation committee of any entity that has any of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Executive Sessions of the Board

At least twice annually, our independent directors meet in executive session without any director being present who does not meet the independence requirements of the listing standards of NASDAQ. During 2012, our independent directors met four times in executive session.

Board Nomination Process

The Nominating and Corporate Governance Committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders. In evaluating a candidate for nomination as a director of Image Sensing Systems, Inc., the Nominating and Corporate Governance Committee considers criteria including business and financial expertise; where the director resides; experience as a director of a public company; diversity of background and experience on the Board; and general criteria such as ethical standards, independent thought, practical wisdom and mature judgment. The Nominating and Corporate Governance Committee will consider these criteria for nominees identified by the Nominating and Corporate Governance Committee, by shareholders, or through some other source. The Nominating and Corporate Governance Committee does not have a policy that specifically addresses diversity in its nominating process.

The Nominating and Corporate Governance Committee will consider qualified candidates for possible nomination that are submitted by our shareholders. Shareholders wishing to make such a submission may do so by sending the following information to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, at the address indicated on the Notice of Annual Meeting of Shareholders: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.

The Nominating and Corporate Governance Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting. The Nominating and Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

No candidates for director nominations were submitted by any shareholder in connection with the 2013 annual meeting.

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Policy Regarding Attendance at Annual Meetings

We encourage, but do not require, our Board members to attend the annual meeting of shareholders. Last year, all of our then elected directors attended the annual shareholders meeting.

Non-Employee Director Compensation

During 2012, each of our non-employee directors received a $12,000 annual retainer, $1,000 for each regular Board meeting attended, $750 for each Committee meeting attended and $500 for each special Board meeting attended. The Chairman of the Board received an additional $12,000 annual retainer. The Committee Chairs received the following additional annual retainers: Audit Committee - $4,000; Compensation and Stock Option Committee - $3,000; and Nominating and Corporation Governance Committee - $3,000. Any special Committees formed by the Board received $750 for each special Committee meeting attended, with the Chair receiving an additional $750 for each special Committee meeting attended.

In connection with their initial appointment or election to the Board, through 2012, non-employee directors were granted a non-incentive stock option to purchase shares of our common stock, the number of which was negotiated with each director, at an exercise price equal to the closing price on the most recent trading day before the grant date. The option shares became exercisable in three equal installments on each of the first, second and third anniversary of the date of grant. Additionally, through 2012, annual awards of 4,000 option shares were granted to non-employee directors who had not received an initial option grant within the previous year. All of these grants were made under our 2005 Stock Incentive Plan.

The Compensation and Stock Option Committee has the authority to retain and terminate any compensation and benefits consultant and the authority to approve the related fees and other retention terms of the consultant. In 2012, the Compensation and Stock Option Committee retained the services of Sibson Consulting, a Division of The Segal Company (Eastern States), Inc. (Sibson), a nationally recognized independent consulting firm, to provide a competitive assessment of our top executives and Board of Directors; establish a list of peer companies comparable to our Company; gather executive compensation data from survey sources; gather director compensation data; conduct a competitive assessment of total Board and Committee compensation; draft a report summarizing executive and director compensation findings and recommendations; and present the final results to the Compensation and Stock Option Committee that could be considered by the Compensation and Stock Option Committee for implementation. Sibson provided compensation consulting services to the Compensation and Stock Option Committee only on matters for which the Compensation and Stock Option Committee is responsible. Sibson did not provide the Compensation and Stock Option Committee or the Company with any additional services. Sibson does not have a material additional relationship with our Company or any of our executive officers or directors outside of the services that it provided to the Compensation and Stock Option Committee. The Compensation and Stock Option Committee has determined that Sibson’s work has not raised any conflict of interest.

The independent review conducted by Sibson indicated that our director compensation lagged the median compensation of directors at similarly sized companies. Based on that finding, effective January 1, 2013, as described below, the Board increased the retainer and annual equity grants associated with Board service; service as Board Chair; service on the Audit Committee or as Audit Committee Chair; service on the Compensation and Stock Option Committee or as Compensation and Stock Option Committee Chair; and service on the Nominating and Corporate Governance Committee or as Nominating and Corporate Governance Committee Chair in order to increase the competiveness of total director compensation.

Beginning January 1, 2013, compensation for members of our Board of Directors and Board Committees is as follows:

•	the annual Board retainer for each independent director is $50,000, of which $25,000 is paid in cash and , $25,000 is paid in the form of a common stock award grant, with the per share value of the common stock based on the closing price of the common stock on the grant date of the award;

•	the Board Chair receives an additional annual retainer of $22,500 in cash;

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•	each member of the Audit Committee receives an annual retainer of $6,000 in cash, and the Chair of the Audit Committee receives an additional retainer of $4,000;

•	each member of the Compensation and Stock Option Committee receives an annual retainer of $5,000 in cash, and the Chair of the Compensation and Stock Option Committee receives an additional retainer of $2,000; and

•	each member of the Nominating and Corporate Governance receives an annual retainer of $4,000 in cash, and the Chair of the Nominating and Corporate Governance Committee receives an additional retainer of $1,000.

The following table provides information regarding the compensation earned by the members of the Board of Directors in 2012. Mr. Tufto received compensation as a director until August 10, 2012:

Director Compensation – 2012

Name	Fees Earned or Paid in Cash(1) ($)	Stock Option Awards(2) ($)	All Other Compensation ($)	Total ($)
James W. Bracke	$40,999	$4,160	—	$45,159
Dale E. Parker	$14,165	$39,060	—	$53,225
Panos G. Michalopoulos(6)	$29,750	$4,160	—	$33,910
James Murdakes(3)	$6,250	—	—	$6,250
Sven A. Wehrwein(3)	$10,582	—	—	$10,582
Michael G. Eleftheriou(4)	$6,750	—	—	$6,750
Michael C. Doyle(5)	$10,500	$4,160	—	$14,660

_________________

(1)	Consists of fees earned for and paid in 2012, and fees earned for 2012 to be paid in 2013.
(2)	Represents the grant date fair value of stock option awards during the year determined pursuant to Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation – Stock Compensation (ASC Topic 718). Refer to “Note 12 - Shareholders’ Equity” in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the assumptions used in calculating the grant date fair value. There can be no assurance that the amounts reflected in the table will ever be realized. At December 31, 2012, the aggregate number of shares subject to option awards outstanding and held by each non-employee director was as follows: Mr. Bracke–30,000; Mr. Parker–18,000: and Mr. Michalopoulos–16,000.
(3)	Mr. Murdakes and Mr. Wehrwein chose not to stand for re-election to the Board at the Company’s 2012 annual meeting of shareholders.
(4)	Mr. Eleftheriou resigned from the Board, effective April 10, 2012.
(5)	Mr. Doyle resigned from the Board, effective August 10, 2012.

(6) Mr. Michalopoulos chose not to stand for re-election to the Board at the Company’s 2013 annual meeting of shareholders.

Each director is reimbursed by the Company for his actual out-of-pocket expenses, including telephone, travel and miscellaneous items incurred on behalf of the Company.

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EXECUTIVE COMPENSATION

Compensation Discussion

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers. During 2012, our named executive officers consisted of Kris B. Tufto, our President and Chief Executive Officer; Gregory R. L. Smith, our Chief Financial Officer; and Kenneth R. Aubrey, our former President and Chief Executive Officer (the “Named Executive Officers”).

Objectives of the Compensation Program

The Compensation and Stock Option Committee sets the compensation programs for the Named Executive Officers. The independent members of our Board approve their compensation.

The primary objective of our various compensation programs is to attract, motivate and retain key executives and align their compensation with our overall performance. Our Compensation and Stock Option Committee believes that incentive, performance-based compensation can be a key factor in motivating executive performance to maximize shareholder value and align executive performance with our corporate objectives and shareholder interests. To this end, the Committee has established a compensation philosophy that includes the following considerations:

•	an emphasis on performance-based compensation that differentiates compensation results based upon varying elements of Company and individual performance;
•	a recognition of both quantitative and qualitative performance objectives based upon an executive officer’s responsibilities; and
•	a mix of short-term cash and long-term equity-based compensation.

The Committee and the Board believe it is important, when making their compensation-related decisions, to be informed as to current practices of similarly situated companies. The Committee and the Board do not engage in benchmarking compensation against comparator groups, and they have not established targeted percentile rankings with respect to total compensation or the specific elements of compensation for the Company’s Named Executive Officers. Members of our Board of Directors and members of the Committee are experienced in compensation matters and leverage such experience in addressing compensation matters and practices.

Design of the Compensation Program for the Named Executive Officers

The Committee and the Board have designed the compensation program for the Named Executive Officers to achieve the objectives described above, to ensure market competitiveness and to assure satisfaction of our objective of providing total executive pay that achieves an appropriate balance of variable pay-for-performance and at-risk compensation. The compensation program will reward a Named Executive Officer based upon corporate performance as well as the performance of that Named Executive Officer.

The compensation program for the Named Executive Officers includes the following elements: base salary, annual cash incentives, stock option grants and other benefits. We characterize the annual cash incentives and the stock options as performance-based compensation. Our executive compensation policy for the Named Executive Officers provides that a significant portion of the total compensation payable to them will be in the form of performance-based compensation. We do not have a target for each element of performance-based compensation relative to total compensation. The elements of our compensation program are described below.

Base Salaries. Base salary is an important element of executive compensation because it provides executives with a fixed level of regular periodic income. In determining base salaries for our Named Executive Officers, the

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Committee and the Board consider historic individual and corporate performance, level of responsibility and market and competitive data. The Committee establishes base salaries for the Named Executive Officers at a level such that a significant portion of the total compensation that they can earn is performance-based cash incentives and equity awards.

Annual Cash Incentive. As part of our executive compensation program, the Named Executive Officers may receive annual cash incentive awards pursuant to our annual cash bonus program. Targeted bonus amounts are designed to provide competitive incentive pay and reflect our pay-for-performance philosophy. The Committee historically has reviewed and determined target bonus amounts annually.

Performance objectives intended to focus attention on achieving key goals are established at the beginning of each fiscal year. The primary quantitative objective is achievement of revenue and net income targets set forth in our annual operating plan established by the Board of Directors. Specifically, these include metrics such as revenue and net profit (after tax), international operations revenue and operating profit. Additionally, the performance of each of Messrs. Tufto and Smith is judged on success in achieving certain strategic and operational initiatives. In evaluating their performance, the Committee may consider other factors in awarding bonuses and may, in its discretion, award as a discretionary bonus a portion of any bonus amount that is not earned based upon achievement of the financial metrics described above. The Committee reviews the individual incentive components of the Named Executive Officers’ employment agreements, described below, and evaluates the objective portions relative to the Company’s performance. The Committee also evaluates subjective, individual performance goals in determining the total amount of bonus to be awarded and has the ability to exercise discretion with respect to this portion. For the Named Executive Officers, up to one-third of the bonus calculation may be associated with strategic and operational initiatives and, as such, is considered to be discretionary.

Stock Option Grants. Our executive officers also may receive equity-based incentive compensation under our 2005 Stock Incentive Plan. Grants under the 2005 Stock Incentive Plan are designed to align a significant portion of the executive compensation package with the long-term interests of our shareholders. All stock options granted by the Committee in 2012 to executive officers vest 25% on each anniversary of the grant date, beginning on the first anniversary date of the date of grant. This vesting schedule is intended to require long-term focus on performance for the executive to realize value from the exercise of stock options. In addition, stock options are generally granted with an exercise price equal to the closing sale price of the stock on the trading day before the date of grant, and they provide no cash benefit if the price of the stock does not exceed the grant price during the option’s term. Therefore, for any value to be derived from an option grant, our performance needs to result in increased stock price performance and shareholder value over a multi-year period.

Individual equity awards historically have been recommended by the Committee based on an officer’s current performance, potential for future contribution and responsibility and market competitiveness. Messrs. Tufto and Smith received option grants in 2012 of 55,000 and 10,000 shares, respectively.

Retirement Plans. We generally expect executives to plan for and fund their own retirement. We maintain a 401(k) plan that permits eligible employees, including our Named Executive Officers, to defer a limited portion of salary and bonus into any of several investment alternatives. We make matching contributions equal to 50% of the first 6% of compensation deferred by employees subject to a maximum annual match of $5,000 and maximums established under the Internal Revenue Code of 1986. We may also make discretionary contributions to the 401(k) plan as profit sharing. Payments made to Named Executive Officers for matching contributions and profit sharing are included in the Summary Compensation Table below. We do not maintain defined benefit retirement or senior executive retirement plans, or provide post-retirement medical benefits, for our Named Executive Officers.

Other Benefits and Perquisites. Our executive compensation program also includes other benefits and perquisites. The Named Executive Officers participate in Company-sponsored group benefit plans such as health, life and disability insurance plans available to all employees. In addition, Named Executive Officers may upon joining the Company receive assistance in relocating. For more detailed information regarding benefits and perquisites provided to our Named Executive Officers, see the Summary Compensation Table included elsewhere in this proxy statement.

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2013 Compensation Program. For 2013, the Compensation and Stock Option Committee recommended and the Board of Directors approved an incentive cash bonus plan for 2013 covering six employees of the Company, including Kris B. Tufto, its President and Chief Executive Officer, and Gregory R. L. Smith, its Chief Financial Officer. Under the plan, the participants would receive bonus award payments if the Company’s actual revenue and operating profit each exceeds the target revenue (the “Target Revenue”) and target operating profit for the year ending December 31, 2013. The amount of the bonus pool would be equal to 3.5 percent of the difference between actual revenue and the Target Revenue, assuming that the actual operating profit is equal to at least approximately 6.3 percent of the actual revenue for 2013. Mr. Tufto would be entitled to 22 percent and Mr. Smith would be entitled to 15 percent of any bonus pool. The amounts of any bonus award payments payable to Mr. Tufto and Mr. Smith cannot be determined at this time. Also on April 12, 2013, the Company’s Compensation and Stock Option Committee recommended and the Board of Directors approved the payment of a $20,000 retention bonus to Mr. Smith related to the transition of the Company’s Chief Executive Officer in August 2012.

Named Executive Officers’ Role in Compensation Decisions

The Committee recommends to the Board of Directors the actual and targeted compensation of Messrs. Tufto and Smith. The Board, with the non-independent members abstaining, approves the compensation of Messrs. Tufto and Smith. The Committee determines its recommendations regarding the compensation plan for each of Mr. Tufto and Mr. Smith based on major goals and objectives established by the Board of Directors. The Committee also receives input from our Chief Executive Officer regarding another Named Executive Officer’s leadership capabilities, past performance and potential for future contributions when making its recommendations on actual and targeted compensation amounts for Named Executive Officers.

Other Considerations

Although the Committee and the Board consider tax and accounting issues in connection with their compensation decisions, those have not become material factors in their compensation decisions to date.

Compensation and Stock Option Committee Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following report of the Compensation and Stock Option Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

We have reviewed and discussed the foregoing Compensation Discussion with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2012.

By the Compensation and Stock Option Committee –

James W. Bracke

Dale E. Parker

Panos G. Michalopoulos

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Summary Compensation Table - 2012 and 2011

The following table sets forth information about compensation awarded to, earned by or paid to our Named Executive Officers for 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
Kris B. Tufto(3)	2012	$101,500	$—	$96,200	$—	$19,750	(3)	$217,450
Chief Executive Officer and President

Kenneth R. Aubrey(4)	2012	$184,830	$—	$–	$—	$263,910	(4)	$448,740
Former Chief Executive Officer and President	2011	$260,000	$—	$94,200	$—	$5,000	(5)	$359,200

Gregory R. L. Smith	2012	$180,000	$—	$18,300	$—	$5,000	(5)	$203,300
Chief Financial Officer	2011	$180,000	$—	$47,100	$8,750	$5,000	(5)	$240,850

_________________

(1)	Consists of the grant date fair value of stock option awards during each year determined pursuant to ASC Topic 718. Refer to “Note 12 – Shareholders’ Equity” in our Annual Report on Form 10-K for the year ended December 31, 2012 and “Note 13 - Shareholders’ Equity” in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the assumptions used in calculating the grant date fair value. There can be no assurance that the amounts reflected in the table will ever be realized.
(2)	For Mr. Tufto and Mr. Smith, consists of awards made for 2012 and 2011 pursuant to the incentive plan component of their employment agreements. As requested by Mr. Aubrey, the Compensation and Stock Option Committee made no determination as to his potential bonus for 2011, and any funds that would have been allocated to his bonus were made available in 2012 for the general bonus pool for distribution to non-executive employees.
(3)	Mr. Tufto became Interim President and Chief Executive Officer on August 10, 2012 and was named President and Chief Executive Officer on October 30, 2012. He earned $19,750 of non-employee director fees for director service prior to his employment, which are included in the table as All Other Compensation.
(4)	Mr. Aubrey was our President and Chief Executive Officer serving until his separation on August 10, 2012. As provided under the terms of his employment agreement, the Company agreed to pay Mr. Aubrey severance in the total amount of his $260,000 annual base salary effective at the time of his termination of employment, payable ratably over 12 months from the date of his separation. For Mr. Aubrey, All Other Compensation for 2012 consists of his severance payment as well as the $3,910 Company match paid into his 401(k) plan account in 2012.
(5)	Consists of Company matches paid into Mr. Smith’s 401(k) plan account in 2012 and 2011, and for Mr. Aubrey consists of the match paid into his 401(k) plan account in 2011.

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Grants of Plan-Based Awards - 2012

In the following table, we have provided information regarding non-equity incentive plan awards and regarding stock option awards under our 2005 Stock Incentive Plan made to Messrs. Tufto, Smith and Aubrey for 2012. Mr. Aubrey is not included in the table because he did not receive any grants in 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
		Threshold($)	Target($)	Maximum($)

Kris B. Tufto	9/10/12	$36,000	$72,000	$108,000	5,000	(3)	$5.05	$9,200

Kris B. Tufto	10/30/12	$36,000	$72,000	$108,000	50,000	(3)	$4.77	$87,000

Gregory R. L. Smith	9/17/12	$18,000	$36,000	$54,000	10,000	(3)	$5.00	$18,300

_________________

(1)	Represents the range of awards under the incentive component for 2012 of each of the Named Executive Officer’s employment agreement. The amounts in these columns reflect the minimum payment level if an award is achieved, the target payment level and the maximum payment level under each plan if superior performance is attained. Amounts actually paid for 2012 are set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table - 2012 and 2011” above.
(2)	Represents the grant date fair value determined pursuant to ASC Topic 718. Generally, the grant date fair value is the amount expensed in our financial statements over the vesting schedule of the stock options. In the case of the exchanged options, the fair value is the incremental fair value resulting from the exchange.
(3)	Consists of stock options. The options vest in annual installments of 25% for four years on each anniversary date of the date of grant, beginning on the first anniversary date of the date of grant.

Outstanding Equity Awards at Fiscal Year-End - 2012

In February 1995, we adopted the 1995 Long-Term Incentive and Stock Option Plan (the “1995 Plan”), and in April 2005, we adopted the 2005 Stock Incentive Plan, which provide for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards and performance awards to our officers, directors, employees, consultants and independent contractors. The 1995 Plan expired in February 2005, although its expiration did not affect the options then outstanding under the 1995 Plan. Only incentive stock options and non-qualified stock options have been granted to date under the 1995 Plan and the 2005 Stock Incentive Plan. Options granted to employees under the 1995 Plan and the 2005 Stock Incentive Plan generally vest over three to five years based on service and have a contractual term of six to ten years. As of December 31, 2012, there were options outstanding under the 1995 Plan and the 2005 Stock Incentive Plan to purchase 398,893 shares with a weighted average exercise price per share of $7.95.

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In the following table, we have provided information regarding outstanding stock option awards held at December 31, 2012 by the Named Executive Officers.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable		($)	Date
Kris B. Tufto	6,000	18,000	(1)	$6.58	9/21/2021
	—	5,000	(2)	$5.05	9/10/2022
	—	50,000	(3)	$4.77	10/30/2022

Gregory R. L. Smith	17,500	6,000	(4)	$9.22	6/22/2015
	9,000	—	(5)	$12.37	3/27/2014
	10,000	—	(6)	$8.89	6/5/2015
	2,500	7,500	(7)	$12.75	3/8/2016
	2,500	7,500	(8)	$13.50	4/5/2017
	—	10,000	(9)	$5.00	9/17/2022

Kenneth R. Aubrey(10)	15,810	15,810	(4)	$9.22	2/6/2013
	10,000	10,000	(6)	$8.89	2/6/2013
	5,000	5,000	(8)	$13.50	2/6/2013

_________________

(1)	Options vest in annual installments of 33.3% for three years beginning on September 21, 2012.
(2)	Options vest in annual installments of 50% for two years beginning on September 10, 2013.
(3)	Options vest in annual installments of 25% for four years beginning on October 30, 2013.
(4)	Options vest in annual installments of 25% for four years beginning on June 22, 2010.
(5)	Options vest in annual installments of 25% for four years beginning on March 27, 2009.
(6)	Options vest in annual installments of 25% for four years beginning on June 5, 2010.

(7) Options vest in annual installments of 25% for four years beginning on March 8, 2011.

(8) Options vest in annual installments of 25% for four years beginning on April 5, 2012.

(9) Options vest in annual installments of 25% for four years beginning on September 17, 2012.

(10) As of April 1, 2013, all of Mr. Aubrey’s option awards had expired without exercise.

Option Exercises and Stock Vested - 2012

There were no other stock options exercised by the Named Executive Officers in 2012. We currently do not have programs involving direct or restricted stock grants for Named Executive Officers.

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Stock Options

Under the terms of our stock incentive plans, if a participant’s employment with us terminates by reason of the participant’s death or disability, then, to the extent a stock option held by the participant is vested as of the date of death or disability, the stock option may be exercised by the participant, the legal representative of the participant’s estate, the legatee of the participant under the will of the participant, or the distributee of the participant’s estate, whichever is applicable, for a period of one year from the date of death or disability or until the expiration of the stated term of the stock option, whichever period is shorter. Any options that are not vested as of the date of death or termination due to disability will immediately lapse and be of no further force or effect.

If a participant’s employment with us terminates for any reason other than death or disability or other than for cause, then, to the extent any stock option held by the participant is vested as of the date of termination, the stock option may be exercised for a period of 90 days from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Any options that are not vested as of the date of termination will immediately lapse and be of no further force or effect. Upon the termination of the participant’s employment by us for cause, any and all unexercised stock options granted to the participant will immediately lapse and be of no further force or effect.

In the event of a “change in control” of our Company, all stock options held by executive officers then outstanding and not fully vested will become fully vested and exercisable in accordance with their terms. For purposes of the stock option plans under which there are outstanding and not fully vested stock options, a “change in control” means the happening of one of the following:

•	a public announcement that any entity has acquired or has the right to acquire beneficial ownership of 51% or more of the then outstanding shares of common stock of our Company;
•	the commencement of or public announcement of an intention to make a tender or exchange offer for 51% or more of the then outstanding shares of the common stock of our Company;
•	a sale of all or substantially all of the assets of our Company; or
•	the Board of Directors, in its sole discretion, determines that there has been a sufficient change in the stock ownership of our Company to constitute a change in control.

Employment Agreements

Kris B. Tufto

On September 10, 2012, Kris B. Tufto accepted the terms of his employment as our interim President and Chief Executive Officer. The terms of his employment were set forth in an offer letter. The offer letter provided that Mr. Tufto would be a temporary employee, with the term of his employment expiring on December 31, 2012, subject to the right of our Board of Directors to terminate his employment at an earlier date at will. The offer letter also provided for an annual base salary of $260,000 but no benefits. In connection with Mr. Tufto’s appointment as interim President and Chief Executive Officer, we granted to him a 10-year non-incentive stock option to purchase 5,000 shares of our common stock at an exercise price of $5.05 per share, which was equal to the closing price of our common stock on September 7, 2012 as quoted on The NASDAQ Capital Market. The option becomes exercisable in two equal installments on each of the first and second anniversary dates of the date of grant.

On October 30, 2012, we entered into an employment agreement with Kris B. Tufto providing that Mr. Tufto will serve as our President and Chief Executive Officer effective on October 30, 2012. Under the employment agreement, Mr. Tufto is paid a base salary of $260,000, and he is eligible to receive a bonus of up to $50,000. Mr. Tufto receives insurance and other benefits in accordance with our standard employee programs. Mr. Tufto’s employment agreement provides that if his employment is terminated by us without cause, he would be entitled to 12 months of salary continuation. If we terminate his employment with cause, which is defined to include his conviction of, or pleading guilty or not contest to, a felony; his breach of fiduciary duty involving personal profit;

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willful and material misconduct in the performance of his assigned duties; or his illegal or unethical business practices, he would be entitled to no severance. Mr. Tufto’s employment agreement contains confidentiality, noncompetition and invention assignment provisions.

Gregory R. L. Smith

On December 8, 2006, we entered into an employment agreement with Gregory R. L. Smith providing that Mr. Smith will serve at will as our Chief Financial Officer beginning on or about January 15, 2007. Under the agreement, Mr. Smith initially was paid an annualized salary of $140,000, subject to adjustment by our Compensation and Stock Option Committee in its sole and absolute discretion. In 2011, his salary was adjusted to $180,000 annually. He receives insurance and other benefits in accordance with our standard employee programs. Under our agreement with Mr. Smith, upon commencing employment, Mr. Smith was granted an option to purchase 25,000 shares. In addition, Mr. Smith receives three weeks’ vacation per year on an accrual basis and is eligible for any bonus awarded for achieving corporate financial and strategic objectives as set forth by our Compensation and Stock Option Committee. If Mr. Smith’s employment is terminated by us without cause, our agreement with Mr. Smith provides that he will be entitled to receive severance pay equal to six months’ salary. We may terminate our agreement with Mr. Smith without paying severance to Mr. Smith for cause, which is defined to include his conviction of, or pleading guilty or no contest to, any felony, his breach of fiduciary duty involving personal profit, his willful failure or refusal to perform his duties, or his committing fraud or embezzlement or any other act of dishonesty against us. Additionally, the agreement provides for non-equity incentive pay, as more fully described in the “Grants of Plan-Based Awards-2012” section of this proxy statement.

Kenneth R. Aubrey

On December 12, 2006, we entered into an employment agreement with Kenneth R. Aubrey providing that Mr. Aubrey served at will as our President from January 15, 2007 through May 31, 2007, at which point Mr. Aubrey assumed the additional duties of Chief Executive Officer. Under the agreement, Mr. Aubrey initially was paid an annualized salary of $175,000 through May 31, 2007 and then an annualized salary of $200,000, subject to adjustment by our Compensation and Stock Option Committee in its sole and absolute discretion. For 2011, his salary was adjusted to $260,000 annually. He received insurance and other benefits in accordance with our standard employee programs. As provided in our agreement with Mr. Aubrey, upon commencing employment, we granted Mr. Aubrey an option to purchase 50,000 shares. In addition, Mr. Aubrey received three weeks’ vacation per year on an accrual basis and a relocation allowance not to exceed $15,000, and he was eligible for any bonus awarded for achieving corporate financial and strategic objectives as set forth by our Compensation and Stock Option Committee. His employment agreement provided that if Mr. Aubrey’s employment was terminated by us without cause, Mr. Aubrey would be entitled to receive severance pay equal to 12 months’ salary. We terminated Mr. Aubrey’s employment on August 10, 2012. As provided under his employment agreement, we agreed to pay Mr. Aubrey severance in the total amount of his $260,000 annual base salary effective at the time of his termination of employment, payable over 12 months.

Potential Payments upon Termination of Employment or Change in Control

The table below reflects the amount of compensation to each of the Named Executive Officers upon termination of employment under the specified circumstances. The amounts shown assume that the termination was effective as of December 31, 2012, include amounts earned through that time and are estimates of the amounts which would be paid out to our Named Executive Officers upon the termination of their employment. The actual amounts to be paid out can be determined only at the time of actual separation from our Company. Additionally, under each Named Executive Officer’s respective employment agreement, if the Named Executive Officer voluntarily terminates his employment, we may award, subject to our discretion, a pro-rata portion of the incentive pay that such Named Executive Officer would have received had he remained employed by us.

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Name	Cash Severance Payment	Accrued Vacation Pay	Total
Kris B. Tufto
Retirement or resignation	$—	$1,615	$1,615
Termination without cause	260,000	1,615	261,615
Termination for cause	—	1,615	1,615
Death	—	1,615	1,615

Gregory R. L. Smith
Retirement or resignation	$—	$9,352	$9,352
Termination without cause	90,000	9,352	99,352
Termination for cause	—	9,352	9,352
Death	—	9,352	9,352

 Other Post-Employment Payments

We generally do not provide pension arrangements or post-retirement health coverage for executive officers or other employees. We do not provide any nonqualified defined contribution or other deferred compensation plans.

RELATED PERSON TRANSACTIONS AND POLICY

Related Person Transactions

Michael C. Doyle was appointed to the Company’s Board of Directors on April 5, 2011, and he resigned on August 10, 2012. Mr. Doyle is the Chairman of the Board and Chief Executive Officer and owns, directly or indirectly, substantially all of the equity interest of Econolite Group, Inc., a traffic control equipment manufacturer and distributor and the parent company to Econolite Control Products, Inc. (“Econolite”). The Company has granted to Econolite the exclusive right to manufacture, market and distribute the Company’s Autoscope® system in North America, Latin and the Caribbean under the Manufacturing, Distributing and Technology License Agreement dated June 11, 1991 by and between the Company and Econolite, as amended (the “Original Econolite Agreement”), which expires in 2028. In January 2011, we entered into an agreement granting to Econolite and its affiliate, Econolite Canada, Inc., the exclusive right to distribute our RTMS® products in Canada. In December 2011, we entered into a modification of our agreement with Econolite (the “Modified Econolite Agreement”) to grant to Econolite the exclusive right to manufacture and distribute our RTMS products in the United States and Mexico. The terms of the Modified Econolite Agreement relating to the manufacture and distribution of our RTMS products are substantially the same as the terms in the Original Econolite Agreement for the manufacture and distribution of our Autoscope system.

Under these agreements with Econolite, Econolite pays the Company a royalty on the revenue derived from its sales of the Company’s Autoscope system and, beginning in 2012, the Company’s RTMS products. During the year ended December 31, 2012, Econolite paid $12.4 million in royalties to the Company, which represented 50% of the Company’s 2012 revenue. From January 1, 2012 through August 10, 2012, Econolite paid $6.8 million in royalties to the Company, which represented 51% of the Company’s 2012 revenue through August 10, 2012 and 27% of its revenue for all of 2012. The Original Econolite Agreement was negotiated and entered into prior to Mr. Doyle’s appointment to the Company’s Board.

Thomas G. Hudson was appointed to the Company’s Board of Directors on April 12, 2013. He is the Chief Executive Officer and a member of the Board of Directors of Municipal Parking Services, Inc. (MPS). In January 2013, the Company invested $300,000 in MPS in exchange for 150,000 shares of common stock of MPS, which represents approximately 1 percent of the outstanding shares of MPS’ common stock. The Company’s ownership of

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shares of MPS represents only a passive investment, and the Company received no other interest in or compensation from MPS in connection with the investment.

Related Person Transaction Policy

The Company’s Code of Ethics and Business Conduct (the “Code”) requires that the Company’s Board or Audit Committee approve activities that could involve a conflict of interest if undertaken by an “associate,” which consists of the Company’s directors, officers, employees and consultants. These transactions include owning a substantial interest in any competing business or in any outside distributor or customer that does or seeks to do business with the Company; providing services to any outside concern that does business with the Company or competes with the Company; representing the Company in any business transaction with a person or organization in which associates or their immediate family have a personal interest or may derive a benefit; or taking advantage of any business opportunity which may belong to the Company. In considering these transactions under the Code, the Board or the Audit Committee would consider and evaluate information regarding the transaction, including the dollar amounts involved in the transaction.

The Board and the Audit Committee did not consider and evaluate the transactions arising from the Original Econolite Agreement described above involving Mr. Doyle under the Code because the Company entered into these transactions before Mr. Doyle became an associate of the Company. The Modified Econolite Agreement terms and conditions were reviewed and approved by the Board and the Audit Committee in accordance with the Code.

The Board and the Audit Committee did not consider and evaluate the transactions arising from the MPS investment described above involving Mr. Hudson under the Code because the Company entered into these transactions before Mr. Hudson became an associate of the Company.

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AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

Audit Committee Report

The Audit Committee of the Board of Directors is currently composed of the following non-employee directors: Dale E. Parker (Chair), James W. Bracke and Panos G. Michalopoulos. Mr. Tufto was elected to the Board of Directors in September 2011 and appointed to serve on the Audit Committee. Mr. Tufto served on the Audit Committee until August 10, 2012, when he was appointed as interim President and Chief Executive Officer of the Company, at which time he stepped down from the Audit Committee. The members of the Audit Committee in 2012 were and now are independent for purposes of the listing standards of The NASDAQ Capital Market and the rules of the Securities and Exchange Commission. Our Board of Directors identified Messrs. Parker, Bracke and Michalopoulos as audit committee financial experts under the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee oversees Image Sensing Systems, Inc.’s financial reporting process on behalf of the Board of Directors and selects our independent registered public accounting firm. Management has the primary responsibility for the financial reporting process, including our system of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on our financial statements. The Audit Committee discusses with our independent registered public accounting firm the overall scope and plans for its audits and meets with our independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting.

In fulfilling our oversight responsibilities, the Audit Committee has met and held discussions with management and our independent registered public accounting firm. The Audit Committee reviewed and discussed the financial statements with management and our independent registered public accounting firm, including a discussion of the application of accounting principles generally accepted in the United States, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also has discussed with our independent registered public accounting firm the firm’s independence from management, including whether the provision of non-audit services is compatible with maintaining the firm’s independence, and matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent account’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in Image Sensing Systems, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission. The Committee has selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

By the Audit Committee –

Dale E. Parker, Chair

James W. Bracke

Panos G. Michalopoulos

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PAYMENT OF FEES TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

Audit fees, including aggregate fees for the audit of our annual financial statements, reviews of our quarterly financial statements and reviews of filings with the Securities and Exchange Commission, were $257,220 and $166,040 for fiscal 2012 and 2011, respectively.

Audit-Related Fees

There were no audit-related fees for fiscal 2012 and 2011.

Tax Fees

There were no tax-related fees for fiscal 2012 and 2011.

All Other Fees

We paid no other fees to our independent registered public accounting firm in 2012 or 2011.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy for pre-approving the services provided by our independent registered public accounting firm in accordance with the auditor independence rules of the Securities and Exchange Commission. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent registered public accounting firm and an annual review of the financial plan for audit fees.

To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent registered public accounting firm and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by our independent registered public accounting firm during the year.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our Chief Financial Officer, providing information as to the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the auditor’s independence. The Audit Committee has delegated to its Chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the Chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by our independent registered public accounting firm.

All of the services provided by our independent registered public accounting firm in fiscal 2012 and 2011 were approved by the Audit Committee under its pre-approval policies.

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PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP audited our consolidated financial statements for the fiscal year ended December 31, 2012. The Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Although we are not required to do so, we are submitting the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013 for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, the Audit Committee will reconsider its selection. A representative of Grant Thornton LLP is expected to be present at the 2013 annual meeting. The representative will have an opportunity to make a statement at the meeting and will be available to respond to appropriate questions from shareholders.

The Board of Directors recommends that you vote FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Proxies will be voted FOR ratifying this appointment unless otherwise specified.

PROPOSAL 3 – ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION PAID
TO OUR NAMED EXECUTIVE OFFICERS

The U.S. Congress and the SEC have enacted requirements commonly referred to as the “say-on-pay” rules. These rules apply to our Company for the first time this year.

Our executive compensation program emphasizes performance-based compensation, recognizes both quantitative and qualitative performance objectives based upon our executives officers’ responsibilities, and includes a mix of short-term cash and long-term equity-based compensation. The annual cash incentives and the stock options we grant to our Named Executive Officers, which constitute a significant portion of their total compensation, are performance-based compensation. We believe that performance-based compensation can be a key factor in motivating executive performance to maximize shareholder value and align executive performance with our corporate objectives and shareholder interests.

We generally do not have separate retirement plans or benefits for our Named Executive Officers. They may participate in our 401(k) plan in which all eligible employees may participate. In addition, our Named Executive Officers participate in Company-sponsored group benefit plans available to all employees.

We urge you to read the Compensation Discussion section of this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the fiscal 2012 compensation of our Named Executive Officers. We believe that, viewed as a whole, our compensation practices and policies are appropriate and fair to both the Company and its executives.

As provided by the say-on-pay rules, we are asking you to vote on the adoption of the following resolution:

BE IT RESOLVED by the shareholders of Image Sensing Systems, Inc. that the shareholders approve the compensation of the Company's Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K in the Company's proxy statement for the 2013 Annual Meeting.

Proxies will be voted in favor of the resolution unless shareholders specify otherwise in their proxies and except for broker non-votes. The affirmative vote of at least a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required for advisory approval of our executive compensation. As an advisory vote, this proposal is non-binding. However, the Board and our Compensation and Stock Option Committee, which is responsible for designing and overseeing the administration of our executive compensation program, values the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

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The Board of Directors recommends that you vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules.

PROPOSAL 4 – ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF SAY-ON-PAY VOTE

As required under the rules adopted by the U.S. Congress and the SEC in connection with the say-on-pay vote described in Proposal 3 above, for the first time this year, our shareholders also will have an opportunity to cast an advisory, non-binding vote on how frequently future say-on-pay votes should be conducted by the Company. Shareholders may indicate whether they would prefer an advisory vote on executive compensation every one, two or three years, or they may abstain from voting. We are required to solicit shareholder votes on the frequency of future say-on-pay proposals at least once every six years, although we may seek shareholder input more frequently.

We have given significant thought to our recommendation with respect to the frequency of the voting on say-on-pay by our shareholders. We have determined that a vote once every year is preferable to give our shareholders the opportunity to consider and vote upon our named executive officers’ compensation annually rather than every two or three years. The frequency selected by the shareholders for conducting say-on-pay voting at the annual meetings of the shareholders of the Company is not a binding determination. However, the frequency selected will be given due consideration by our Compensation and Stock Option Committee.

The proxy card accompanying this proxy statement provides shareholders with the opportunity to choose among four alternatives (holding the say-on-pay advisory vote once every one, two or three years, or abstaining from voting on this item). As a result, with respect to the recommended frequency of the say-on-pay vote, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

Proxies will be voted for the alternative of once every year unless our shareholders specify otherwise in their proxies. The voting alternative, if any, that receives the affirmative vote of a plurality of the voting power present (in person or by proxy) at the 2013 annual meeting and entitled to vote on this item of business will be the alternative adopted by the shareholders in accordance with the voting standard established by our bylaws. However, the results of this vote are not binding on the Board of Directors, whether or not any alternative is passed under this voting standard. In evaluating the vote on this advisory resolution, the Board will consider the voting results in their entirety.

The Board of Directors recommends that the shareholders vote FOR the option of once every year as the preferred frequency for advisory say-on-pay votes on executive compensation.

SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Any proposal by a shareholder to be included in our proxy statement for the 2014 annual meeting must comply with the applicable rules and regulations of the Securities and Exchange Commission and must be received at our principal executive offices, 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104, no later than December 31, 2013. Pursuant to the rules of the Securities and Exchange Commission, proxies solicited by management for the next annual meeting may grant management the authority to vote in its discretion on any proposal submitted by a shareholder otherwise than through inclusion in the proxy statement for the meeting, unless we have received notice of the shareholder proposal at our principal executive offices on or before March 16, 2014.

ANNUAL REPORT TO SHAREHOLDERS

We are including with this proxy statement our Annual Report to Shareholders for the year ended December 31, 2012, which includes our Annual Report on Form 10-K for the year ended December 31, 2012, without certain exhibits. Shareholders may request a complete copy of our Annual Report on Form 10-K for fiscal 2012 with all exhibits, as filed with the Securities and Exchange Commission, by writing to Image Sensing Systems, Inc., 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104, Attention: Chief Financial Officer.

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OTHER MATTERS

We know of no matters other than those that are described in this proxy statement to come before the 2013 annual meeting of shareholders. However, if any other matters are properly brought before the meeting, one or more persons named in the enclosed proxy card or their substitutes will vote in accordance with their best judgment on such matters.

James W. Bracke

Chairman of the Board

Dated: April 30, 2013

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IMAGE SENSING SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 30, 2013

9:00 a.m. Central Time

Image Sensing Systems, Inc.
500 Spruce Tree Centre
1600 University Ave. W.

St. Paul, Minnesota 55104

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

PROXY

IMAGE SENSING SYSTEMS, INC.

This proxy is solicited on behalf of the Board of Directors

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated April 30, 2013, revoking any proxy previously given, hereby appoint(s) Kris B. Tufto and Gregory R. L. Smith as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse side, all shares of common stock of Image Sensing Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. Central Time on Thursday, May 30, 2013 at the Image Sensing Systems, Inc., 500 Spruce Tree Centre, 1600 University Ave. W., St. Paul, Minnesota, and at any adjournment or postponement thereof.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

See reverse side for voting instructions.

▼    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    ▼

This proxy, when properly executed, will be voted as directed by the undersigned. If no direction is given, this proxy will be voted “FOR” all nominees for director, “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2013 fiscal year, “FOR” the non-binding resolution to approve the compensation of our named executive officers, “FOR” one year on the non-binding preference on how frequently shareholders should vote on the compensation of our named executive officers, and in the discretion of the named proxies on all other matters.	Please mark your votes like this	☒

1.	Election of	FOR all nominees	WITHHOLD
	directors:	listed below	AUTHORITY
		(except as	to vote for all
		specified below).	nominees listed below.
		☐	☐
01 Kris B. Tufto		03 Thomas G. Hudson
02 James W. Bracke		04 Dale E. Parker

(Instructions: To withhold authority to vote for any indicated nominee, strike a line through that nominee’s name in the list above.)

2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the company for 2013.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	Non-binding resolution to approve the compensation of our named executive officers.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

4.	Non-binding preference as to how frequently shareholders should vote on the compensation of our named executive officers.	ONE	TWO	THREE
		YEAR	YEARS	YEARS	ABSTAIN
		☐	☐	☐	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________________________ Signature _______________________________________ Date _______________________________________
PLEASE DATE AND SIGN name(s) exactly as shown on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.